SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2003

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

The Registrant has received $1,144,350 in sale proceeds from an ongoing private placement of its $.001 par value common stock through July 15, 2003. The offering price in the private placement is $0.60 per share. Shares are offered only to accredited investors and will be restricted in their resale. Subscribers include Avalanche Resources, Ltd. for 1,700,000 shares for proceeds of $1,020,000 and two private accredited investors for an aggregate of 207,250 shares for proceeds of $124,350. The private placement is continuing and is scheduled to terminate on July 31, 2003, unless extended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Henry W. Sullivan
Henry W. Sullivan, President and CEO

Date: July 15, 2003